United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas		72211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2021, Uniti Group Inc. (the “Company”) announced that Mark A. Wallace, the Company’s Executive Vice President – Chief Financial Officer and Treasurer, will take a leave of absence for an undetermined duration, effective immediately.  During the term of his leave, the Company will pay Mr. Wallace $6,634.62 per week, but Mr. Wallace will not perform any task or have any responsibilities as an officer or employee of the Company.

In connection with Mr. Wallace’s leave of absence, on May 20, 2021, the Company’s Board of Directors (the “Board”) appointed Paul Bullington to serve as the Company’s interim Chief Financial Officer and Treasurer.  In this role, Mr. Bullington will serve as the Company’s principal financial officer, as such term is used in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Mr. Bullington, 49, currently serves as the Company’s Senior Vice President of Strategic Operations of Uniti Fiber.  Mr. Bullington joined the Company in connection with its acquisition of Southern Light, LLC (“Southern Light”) on July 3, 2017.  Prior to joining the Company, Mr. Bullington served as the Chief Financial Officer of Southern Light, which he joined in March 2001, until it was acquired by the Company.

There is no arrangement or understanding between Mr. Bullington and any other person pursuant to which Mr. Bullington was selected as an officer, nor is he party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K. Mr. Bullington has no family relationships with any of the Company’s directors or executive officers.

In connection with his appointment as interim Chief Financial Officer and Treasurer, Mr. Bullington’s base compensation opportunities and benefits in effect at the time of his appointment will remain unchanged, and he will receive a monthly stipend of $15,000 during the term of his appointment and will be eligible to receive a discretionary cash bonus of up to $10,000 per month based on performance and the term of his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary